Spark Networks(R) Reports Fourth Quarter and Full Year 2009 Financial Results

BEVERLY HILLS, CA -- (Marketwire - March 04, 2010) - Spark Networks, Inc. (NYSE Amex: LOV), a leading provider of online personals services, today reported financial results for the fourth quarter and full year ended December 31, 2009.

                                           Q4 2009          12 Mos. 2009
                                          ---------------  ---------------
Revenue                                   $  11.1 Million  $  45.4 Million
Contribution Margin                       71%              73%
Net Loss                                  $ (9.6) Million  $ (6.4) Million
Loss Per Share                            $ (0.47)         $ (0.31)

"It's no surprise to anyone following us this past year that 2009 was extremely challenging for us as revenue declined by 21% with nearly half of the decline coming from our highly profitable Jewish Networks segment," said Adam Berger, Spark's Chairman and Chief Executive Officer.

"We accelerated our cost cutting program to offset the revenue decline but were unable to overcome the $8.9 million contribution(1) decline and ended up suffering a $5.7 million decline in Adjusted EBITDA. While nobody is pleased with our 2009 results, we were able to re-build the Jewish Networks' subscriber base with 4% more average subscribers in the fourth quarter of 2009 than in the fourth quarter of 2008, and 5% more than the third quarter of 2009, albeit at lower average revenue per subscriber."

Financial Results

Revenue for the fourth quarter of 2009 was $11.1 million, a decrease of 16% compared to $13.2 million for the fourth quarter 2008, and flat with the prior quarter. Revenue for the full year was $45.4 million, a decrease of 21% compared to $57.3 million for the 12 months ended December 31, 2008.

Contribution for the fourth quarter of 2009 was $7.9 million, a decrease of 19% compared to $9.7 million for the fourth quarter of 2008, and a 2% decrease compared to $8.0 million in the prior quarter. Contribution for the full year decreased 21% to $33.3 million compared to $42.3 million for 2008.

Operating expenses for the fourth quarter of 2009 were $17.0 million compared to $8.5 million for the fourth quarter of 2008 and $6.0 million in the prior quarter. The sequential increase in operating expenses can be primarily attributed to the $11.1 million asset impairment charge, reflecting a reduction in the book carrying value of assets under the Other Affinity Networks segment and the final HurryDate earn-out payment. Operating expenses for the full year were $37.3 million, a 13% increase compared to $32.9 million for last year. Operating expenses for the full year 2009 and 2008 include a $12.0 and $1.4 million charge, respectively, associated with a reduction in goodwill and other assets.

Net loss for the fourth quarter of 2009 was $9.6 million, or $0.47 per share, compared to net loss of $164,000, or $0.01 per share, for the fourth quarter of 2008. A significant portion of the difference in net loss can be attributed to the $11.1 million asset impairment charge. In 2008, net income was reduced by a $1.2 million asset impairment charge, reflecting a reduction in the value of the HurryDate assets.

Net loss for the full year of 2009 was $6.4 million, or $0.31 per share, compared to net income of $4.8 million, or $0.20 per share in 2008. The difference in net income can be primarily attributed to the $12.0 million asset impairment charge.

Adjusted EBITDA(2) for the fourth quarter of 2009 was $2.5 million, a decrease of 31% compared to $3.7 million for the fourth quarter of 2008, and a decrease of 3% compared to $2.6 million in the prior quarter. Adjusted EBITDA for the full year of 2009 was $10.5 million, a decrease of 35% compared to $16.2 million for 2008. See the attached Consolidated Statements of Income for a reconciliation of EBITDA and Adjusted EBITDA to net income.

Average paying subscribers(3) for the Company, as a whole, in the fourth quarter of 2009 were 168,646, a decrease of 5% compared to 177,011 for the fourth quarter of 2008. Average paying subscribers for the full year were 166,267, a decrease of 11% compared to 186,957 for last year.

Segment Reporting(4)

Fourth quarter 2009 revenue for Jewish Networks was $7.1 million, a decrease of 11% compared to $8.0 million for the fourth quarter of 2008, and flat with the prior quarter. Revenue from Jewish Networks for the full year was $28.8 million, a decrease of 15% compared to $33.7 million for last year.

Fourth quarter 2009 revenue for General Market Networks was $477,000, a decrease of 63% compared to $1.3 million for the fourth quarter of 2008, and a 17% decrease compared to $574,000 in the prior quarter. General Market Networks' revenue for the full year was $2.7 million, a decrease of 65% compared to $7.8 million for 2008. The planned decrease in revenue for General Market Networks is largely attributable to an 81% decrease in the marketing spends for this segment in 2009 compared to 2008.

Fourth quarter 2009 revenue for Other Affinity Networks was $3.0 million, a decrease of 15% compared to $3.5 million for the fourth quarter of 2008. Other Affinity Networks revenue for the full year was $12.8 million, a decrease of 7% compared to $13.7 million for 2008.

Fourth quarter 2009 revenue for Offline & Other Businesses was $485,000, an increase of 9% compared to $446,000 for the fourth quarter of 2008, and a 126% increase compared to $215,000 in the prior quarter. Offline & Other Businesses revenue for the full year was $1.1 million, a decrease of 46% compared to $2.0 million for 2008.

Average paying subscribers for Jewish Networks were 90,657 during the fourth quarter of 2009, an increase of 4% compared to 87,205 for the fourth quarter of 2008, and a 5% increase compared to 86,051 for the prior quarter. Average paying subscribers for the full year were 86,030, a 5% decrease compared to 90,806 for 2008.

Average paying subscribers for General Market Networks were 9,594 during the fourth quarter of 2009, a decrease of 58% compared to 23,094 for the fourth quarter of 2008, and a 16% decrease compared to 11,452 for the prior quarter. Average paying subscribers for the full year were 13,219, a decrease of 57% compared to 30,486 for 2008.

Average paying subscribers for Other Affinity Networks were 67,725 during the fourth quarter of 2009, an increase of 4% compared to 65,395 for the fourth quarter of 2008 and a 1% increase compared to 66,786 for the prior quarter. Average paying subscribers for the full year were 66,078, an increase of 3% compared to 63,859 for 2008.

Balance Sheet, Cash, Debt

As of December 31, 2009, the Company had cash and cash equivalents of $6.2 million compared to $7.4 million at December 31, 2008. As of December 31, 2009, the Company had no outstanding debt, compared to $7.8 million as of December 31, 2008.

Investor Conference Call

The Company will discuss its financial results during a live teleconference today at 1:30 p.m. Pacific time.

Call Title:                  Spark Networks Q4 '09 Financial Results
Toll-Free (United States):   1-888-601-3884
International:               1-913-312-1472
Confirmation #:              4259397

One-Month Replay
Toll-Free (United States):   1-888-203-1112
International:               1-719-457-0820
Confirmation #:              4259397

In addition, the Company will host a webcast of the call which will be accessible in the Investor Relations section of the Company's website under "Conference Calls and Presentations" at: http://www.spark.net/investor.htm.

Safe Harbor Statement:

This press release contains forward-looking statements. Any statements in this news release that are not statements of historical fact may be considered to be forward-looking statements. Written words, such as "may," "will," "expect," "believe," "anticipate," "estimate," "intends," "goal," "objective," "seek," "attempt," or variations of these or similar words, identify forward-looking statements. By their nature, forward-looking statements and forecasts involve risks and uncertainties because they relate to events and depend on circumstances that will occur in the near future. There are a number of factors that could cause actual results and developments to differ materially, including, but not limited to our ability to: attract members; convert members into paying subscribers and retain our paying subscribers; develop or acquire new product offerings and successfully implement and expand those offerings; keep pace with rapid technological changes; maintain the strength of our existing brands and maintain and enhance those brands and our dependence upon the telecommunications infrastructure and our networking hardware and software infrastructure; identify and consummate strategic acquisitions and integrate acquired companies or assets; obtain financing on acceptable terms; and successfully implement both cost cutting initiatives and our current long-term growth strategy. For a discussion of these and further risks and uncertainties, please see our filings with the Securities and Exchange Commission. We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file at the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our public filings with the SEC also are available from commercial document retrieval services and at the web site maintained by the SEC at http://www.sec.gov.

About Spark Networks, Inc.:

The Spark Networks portfolio of consumer websites includes, among others, JDate®.com (www.jdate.com), Spark®.com (www.spark.com), BlackSingles.com® (www.blacksingles.com), and ChristianMingle®.com (www.christianmingle.com).

(1) "Contribution" is defined as net revenue less direct marketing and "Contribution Margin" is defined as Contribution divided by revenue.

(2) The Company reports Adjusted EBITDA as a supplemental measure to generally accepted accounting principles ("GAAP"). This measure is one of the primary metrics by which we evaluate the performance of our businesses, budget, forecast and compensate management. We believe this measure provides management and investors with a consistent view, period to period, of the core earnings generated from on-going operations and excludes the impact of: (i) non-cash items such as stock-based compensation, asset impairments, non-cash currency translation adjustments related to an inter-company loan and (ii) one-time items that have not occurred in the past two years and are not expected to recur in the next two years, such as the Scheme of Arrangement. Adjusted EBITDA should not be construed as a substitute for net income (loss) (as determined in accordance with GAAP) for the purpose of analyzing our operating performance or financial position, as Adjusted EBITDA is not defined by GAAP.

"Adjusted EBITDA" is defined as earnings before interest, taxes, depreciation, amortization, stock-based compensation, impairment of long-lived assets, non-cash currency translation adjustments for inter-company loans and the income recognized from assets received in connection with a legal judgment.

(3) Average paying subscribers are defined as individuals who have paid a monthly fee for access to communication and Web site features beyond those provided to our members. Average paying subscribers for each month are calculated as the sum of the paying subscribers at the beginning and end of the month, divided by two. Average paying subscribers for periods longer than one month are calculated as the sum of the average paying subscribers for each month, divided by the number of months in such period.

(4) In accordance with Segment Reporting guidance, the Company's financial reporting includes detailed data on four separate operating segments. The Jewish Networks segment consists of the Company's JDate.com, JDate.co.il, JDate.fr, JDate.co.uk and Cupid.co.il Web sites and their respective co-branded Web sites. The General Market Networks segment consists of the Company's Spark.com Web site (formerly known as AmericanSingles.com, Date.co.uk and Date.ca) and its co-branded and private label Web sites. The Other Affinity Networks segment consists of all of the Company's Provo, Utah-based properties which primarily consist of sites targeted towards various religious, ethnic, geographic and special interest groups including BlackSingles.com and ChristianMingle.com. The Offline & Other Businesses segment consists of net revenues generated from offline activities, HurryDate events and subscriptions and other Web sites and businesses.

                           SPARK NETWORKS, INC.
                              BALANCE SHEET
                    (in thousands, except share data)

                                                December 31,  December 31,
                                                ------------  ------------
                                                    2009          2008
                                                ------------  ------------
Assets

Current assets:
  Cash and cash equivalents                     $      6,223  $      7,417
  Restricted cash                                        681           766
  Accounts receivable                                    684         1,102
  Deferred tax asset - current                           221            52
  Prepaid expenses and other                             853         1,869
                                                ------------  ------------
    Total current assets                               8,662        11,206
Property and equipment, net                            2,277         1,685
Goodwill, net                                          8,758        17,964
Intangible assets, net                                 3,586         5,750
Deferred tax asset - long-term                         4,707         5,002
Deposits and other assets                              1,866           401
                                                ------------  ------------
      Total assets                              $     29,856  $     42,008
                                                ============  ============

Liabilities and Stockholders' Equity
Current liabilities:
  Accounts payable                              $      1,415  $      2,260
  Accrued liabilities                                  4,232         4,830
  Deferred revenue                                     4,244         4,093
  Notes payable                                           --         7,750
                                                ------------  ------------
    Total current liabilities                          9,891        18,933
Deferred tax liabilities                                 663           756
Other non-current liabilities                            978           906
                                                ------------  ------------
    Total liabilities                                 11,532        20,595
Commitments and contingencies                             --            --
Stockholders' equity:
  Authorized capital stock consists of
   100,000,000 Common Shares, $0.001 par value;
   issued and outstanding 20,581,544 at
   December 31, 2009 and 20,541,744 shares as
   of December 31, 2008, at stated values of:             21            21
  Additional paid-in-capital                          48,813        45,545
  Accumulated other comprehensive income                 638           591
  Accumulated deficit                                (31,148)      (24,744)
                                                ------------  ------------
  Total stockholders' equity                          18,324        21,413
                                                ------------  ------------
      Total liabilities and stockholders'
       equity                                   $     29,856  $     42,008
                                                ============  ============

                           SPARK NETWORKS, INC.
                    CONSOLIDATED STATEMENTS OF INCOME
             (unaudited, in thousands, except per share data)

                          Three Months Ended           Years Ended
                             December 31,              December 31,
                          ------------------  ----------------------------
                            2009      2008      2009      2008      2007
                          --------  --------  --------  --------- --------

Net revenues              $ 11,056  $ 13,216  $ 45,388  $  57,266 $ 65,218
Direct marketing expenses    3,177     3,506    12,065     15,010   21,095
                          --------  --------  --------  --------- --------
Contribution                 7,879     9,710    33,323     42,256   44,123

Operating expenses(1):
  Sales and marketing
   (including stock-based
   compensation of $49,
   $135, $184, $682 and
   $884)                       927       973     3,590      4,236    3,626
  Customer service
   (including stock-based
   compensation of $(23),
   $13, $(14), $65 and
   $117)                       402       511     1,832      2,322    3,103
  Technical operations
   (including stock-based
   compensation of $47,
   $91, $175, $602 and
   $633)                       833       892     3,343      3,976    4,416
  Development (including
   stock-based
   compensation of $(55),
   $96, $29, $553 and
   $534)                       760     1,037     4,118      4,513    4,249
  General and
   administrative
   (including stock-based
   compensation of $161,
   $422, $667, $1,966 and
   $3,153)                   2,834     3,696    11,802     15,748   21,848
  Amortization of
   intangible assets
   other than goodwill         165       129       663        787    1,356
  Impairment of goodwill
   and other assets         11,119     1,235    11,999      1,354    1,894
                          --------  --------  --------  --------- --------
Total operating expenses    17,040     8,473    37,347     32,936   40,492
                          --------  --------  --------  --------- --------

Operating (loss) income     (9,161)    1,237    (4,024)     9,320    3,631

Interest (income) and
 other expenses, net           338       516    (1,099)       107     (913)
                          --------  --------  --------  --------- --------

(Loss) income before
 income taxes               (9,499)      721    (2,925)     9,213    4,544

Provision (benefit) for
 income taxes                  109       885     3,479      4,425   (4,434)
                          --------  --------  --------  --------- --------

Net (loss) income         $ (9,608) $   (164) $ (6,404) $   4,788 $  8,978
                          ========  ========  ========  ========= ========
Net (loss) income per
 share - basic and
 diluted                  $  (0.47) $  (0.01) $  (0.31) $    0.20 $   0.31
                          --------  --------  --------  --------- --------
Weighted average shares
 outstanding - basic        20,582    21,300    20,570     23,637   29,218
Weighted average shares
 outstanding - diluted      20,582    21,300    20,570     23,640   29,250

Reconciliation of Net
 Income to Adjusted
 EBITDA                   Three Months Ended          Years Ended
                          ------------------  ----------------------------
                             December 31,             December 31,
                            2009      2008      2009      2008      2007

Net (loss) income         $ (9,608) $   (164) $ (6,404) $  4,788  $  8,978
Interest                        69        99       378       152      (751)
Taxes                          109       885     3,479     4,425    (4,434)
Depreciation                   238       229       873       867     1,684
Amortization                   165       129       663       787     1,356
                          --------  --------  --------  --------  --------
EBITDA                      (9,027)    1,178    (1,011)   11,019     6,833
Stock-based compensation       179       757     1,041     3,868     5,321
Impairment                  11,119     1,235    11,999     1,354     1,894
Scheme of Arrangement           --        --        --        --     1,897
Non-cash currency
 translation adjustments        19       496       (30)      (41)     (204)
Non-repetitive property
 possession                    235        --    (1,507)       --        --
                          --------  --------  --------  --------  --------
Adjusted EBITDA           $  2,525  $  3,666  $ 10,492  $ 16,200  $ 15,741

1. Prior period amounts have been reclassified to conform to current period presentation.

                           SPARK NETWORKS, INC.
                   SEGMENT RESULTS FROM OPERATIONS (1)
               (in thousands except subscriber information)

                          Three Months Ended          Years Ended
                             December 31,             December 31,
                          ------------------- -----------------------------
                            2009      2008      2009      2008      2007
                          --------- --------- --------- --------- ---------

Net Revenues
Jewish Networks           $   7,121 $   7,985 $  28,842 $  33,740 $  33,624
General Market Networks         477     1,291     2,692     7,762    15,707
Other Affinity Networks       2,973     3,494    12,771    13,749    13,314
Offline & Other
 Businesses                     485       446     1,083     2,015     2,573
                          --------- --------- --------- --------- ---------
     Total Net Revenues   $  11,056 $  13,216 $  45,388 $  57,266 $  65,218
                          ========= ========= ========= ========= =========

Direct Marketing Expenses
Jewish Networks           $     559 $     626 $   2,346 $   2,519 $   3,281
General Market Networks         117       520       676     3,488     8,462
Other Affinity Networks       2,157     2,054     8,502     7,875     7,828
Offline & Other
 Businesses                     344       306       541     1,128     1,524
                          --------- --------- --------- --------- ---------
     Total Direct
      Marketing Expenses  $   3,177 $   3,506 $  12,065 $  15,010 $  21,095
                          ========= ========= ========= ========= =========

Contribution
Jewish Networks           $   6,562 $   7,359 $  26,496 $  31,221 $  30,343
General Market Networks         360       771     2,016     4,274     7,245
Other Affinity Networks         816     1,440     4,269     5,874     5,486
Offline & Other
 Businesses                     141       140       542       887     1,049
                          --------- --------- --------- --------- ---------
     Total Contribution   $   7,879 $   9,710 $  33,323 $  42,256 $  44,123
                          ========= ========= ========= ========= =========

Average Paying
 Subscribers
Jewish Networks              90,657    87,205    86,030    90,806    94,246
Other Affinity Networks      67,725    65,395    66,078    63,859    61,398
General Market Networks       9,594    23,094    13,219    30,486    56,071
Offline & Other
 Businesses                     670     1,317       940     1,806     1,783
                          --------- --------- --------- --------- ---------
     Total Average Paying
      Subscribers           168,646   177,011   166,267   186,957   213,498
                          ========= ========= ========= ========= =========

1. Prior period amounts have been reclassified to conform to current period presentation.

For More Information
Investors:
Brett Zane
+ 1-323-658-3000 ext. 4001
bzane@spark.net